UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2023

LUCID DIAGNOSTICS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40901	82-5488042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	LUCD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On January 17, 2023, Lucid Diagnostics Inc. (the “Company” or “Lucid Diagnostics”), together with its parent company, PAVmed Inc. (“PAVmed”) issued a joint press release providing a strategic business update. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The information furnished under Item 7.01, including the exhibit related thereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of the Company, except as shall be expressly set forth by specific reference in such document.

Item 8.01.	Other Events.

In the press release, the Company addressed the following strategic updates:

●	The Company will prioritize near-term commercialization efforts.

●	The Company and PAVmed have implemented a workforce reduction of approximately 20 percent, product portfolio streamlining, and other cost-cutting measures which seek to lower quarterly cash burn by at least 25 percent.

●	Specifically, pursuant to this initiative, the Company plans to take the following steps, among others:

○	continue to drive EsoGuard testing volume through ongoing engagement of sales personnel with primary care physicians, specialists and institutions, with an increasing focus on closing larger strategic accounts and new market development initiatives;
○	maintain current team of approximately forty sales professionals, having completed targeted layoffs and closed prior vacancies;
○	shift sales leadership attention from recruiting and hiring to ongoing engagement with large institutional and strategic accounts, while continuing to drive productivity of the current team;
○	maintain its team of nurse practitioners and other clinical personnel to support testing volume growth through existing Lucid Test Centers (LTC) in eleven states, and its burgeoning satellite LTC program, whereby Company personnel perform EsoCheck cell sampling procedures at prescribing physicians’ offices;
○	continue to invest in LucidDx Labs, the Company’s CLIA-certified commercial clinical laboratory, to assure EsoGuard testing capacity and drive quality improvements and cost efficiencies;
○	complete ongoing clinical utility studies to support in-network coverage;
○	delay completion of the EsoGuard BE-2 study to the second half of 2023; and
○	pause further development of the EsoCure Esophageal Ablation device.

Forward-Looking Statements

This Form 8-K includes forward-looking statements that involve risk and uncertainties. Forward-looking statements are any statements that are not historical facts. Such forward-looking statements, which are based upon the current beliefs and expectations of Lucid Diagnostics’ management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things, the risk that Lucid Diagnostics’ change in strategy does not generate the expected benefits; volatility in the price of Lucid Diagnostics’ common stock; general economic and market conditions; the uncertainties inherent in research and development, including the cost and time required to advance Lucid Diagnostics’ products to regulatory submission; whether regulatory authorities will be satisfied with the design of and results from Lucid Diagnostics’ clinical and preclinical studies; whether and when Lucid Diagnostics’ products are cleared by regulatory authorities; market acceptance of Lucid Diagnostics’ products once cleared and commercialized; Lucid Diagnostics’ ability to raise additional funding as needed to pursue its current business plan; and other competitive developments. In addition, Lucid Diagnostics continues to monitor the COVID-19 pandemic and the pandemic’s impact on Lucid Diagnostics’ businesses. These factors are difficult or impossible to predict accurately and many of them are beyond Lucid Diagnostics’ control. In addition, new risks and uncertainties may arise from time to time and are difficult to predict. For a further list and description of these and other important risks and uncertainties that may affect Lucid Diagnostics’ future operations, see Part I, Item 1A, “Risk Factors,” in Lucid Diagnostics’ most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as the same may be updated in Part II, Item 1A, “Risk Factors” in any Quarterly Report on Form 10-Q filed by Lucid Diagnostics after its most recent Annual Report. Lucid Diagnostics disclaims any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in its expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2023	LUCID DIAGNOSTICS INC.

	By:	/s/ Dennis McGrath
Dennis McGrath
Chief Financial Officer